FOR IMMEDIATE RELEASE
Contact: Trudy M. Self
Self & Associates
(909) 336-5685

ADVANCED MEDICAL INSTITUTE INC ACQUIRES INTELLECTUAL PROPERTY AND RIGHT TO USE PREMATURE EJACULATION FORMULATIONS; COMPANY ANNOUNCES OPENING OF CLINIC IN CHINA

Sydney, Australia—September 11, 2006 —Advanced Medical Institute Inc (AVMD.PK), a leading provider of treatment for erectile dysfunction (ED) and treatment for premature ejaculation (PE) in Australia has acquired all of the issued and outstanding shares of stock of Worldwide PE Patent Holdco Pty Limited (Worldwide PE Patent Holdco) in exchange for the payment of A$3 million (approximately US$2.5 million) and the issuance in the aggregate of 16,125,000 shares of AVMD’s common stock valued for this purpose at $1.00 per share.

As a result of acquiring Worldwide PE Patent Holdco, along with its previous acquisition of rights to use the same intellectual property in Australia when it acquired PE Patent Holdco Pty Limited in November 2005, AVMD and its subsidiaries, have acquired the right to use, worldwide, the patent applications and the associated pharmaceutical formulations, treatment methodologies and dosing manuals that have been used in AVMD’s Australian business. Management believes that the acquisition of Worldwide PE and its associated intellectual property was essential for AVMD to be able to provide its PE treatment programs outside Australia.

“Over the past year, we have seen significant increases in our revenues as a result of our PE business in Australia,” said Dr. Jack Vaisman, Chief Executive Officer, President and Chairman of the Board of Directors of AVMD. “PE treatment revenues has represented more than 50% of our Australian business for the past three quarters. It has also been our goal to expand our business into other countries and we have been exploring opportunities for expansion in Asia, Europe and the U.S. We are extremely excited by the possibilities for expansion into these markets as a result of the utilization of the intellectual property owned by Worldwide PE Patent Holdco.”

“We are also pleased to announce that on September 4, 2006 we opened our first clinic in China. We already have more than 20 employees at our Beijing clinic beginning to treat patients,” he continued. “Our Chinese company will operate through a subsidiary of AMI Australia Holdings Pty Limited (AMI Australia), AVMD’s wholly owned subsidiary, as an entity in which AMI Australia holds a 90% equity interest.

We are extremely excited to expand our business into one of the largest markets in Asia,” Vaisman said. ”We have also signed a lease for a new clinic in Tokyo, Japan and intend to commence operations within the next 2 months,” Vaisman added.

For additional information about AVMD please see the Company’s website at http://www.avmd.com.au or contact Trudy Self at (909) 336-5685.

About the Company

Advanced Medical Institute Inc., (AVMD.OTC), headquartered in Sydney, Australia, is a leading provider of treatment programs for erectile dysfunction and premature ejaculation. The Company operates 22 treatment clinics in Australia and New Zealand, a centralized call center in Australia, has more than 220 employees, including 51 medical personnel, and since its inception has provided treatment to more than 300,000 patients. AMI Australia and its predecessor company began treating ED and PE patients successfully 6 years prior to the launch of Viagra, in 1999, in Australia.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the company's operations and financial performance and condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others, the impact of competitive products and pricing; changes in consumer preferences and tastes or perceptions of health-related issues; effectiveness of advertising or market-spending programs; changes in laws and regulations; fluctuations in costs of production, foreign exchange and interest rates; and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.